CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260706 on Form S-6 of our report dated November 19, 2021, relating to the financial statement of FT 9810, comprising New York Municipal Income Select Closed-End Portfolio, Series 67, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 19, 2021